Exhibit 99.1

Q3FY17 CONFERENCECALL SUPPLEMENTAL OPERATING & FINANCIAL DATA December 9, 2016

FORWARD LOOKING STATEMENTS This presentation contains forward looking statements under the Private Securities Litigation Reform Act of 1995. The words expect, estimate, anticipate, plan, predict, believe, intend, and similar expressions and variations thereof are intended to identify forward looking statements. Such statements include comments regarding the intent, belief, or current expectations of the Company with respect to, among other things, trends affecting the financial condition or results of operations of the Company; the business and growth strategies of the Company, including new store openings; the results of the Company’s operational and other initiatives, including pursuant to the Company’s profit improvement plans; the results of operations for future periods and potential uses of capital. These statements do not guarantee future performance and therefore, undue reliance should not be placed upon them. For a more detailed discussion of the factors that can cause actual results to differ materially from those projected in any forward-looking statements, the Company refers you to 99 Cents Only Stores’ most recent 10-Q and 10-K filed with the SEC or posted on the Company’s website. Please note that this presentation will refer to certain financial information of the Company that can be found at the end of the earnings release issued earlier today, December 9, 2016, and is presented on a non-GAAP basis. The Company cautions that these non-GAAP financial measures should be viewed in addition and not as an alternative to the Company’s complete consolidated financial statements and financial notes prepared in accordance with GAAP. Definitions and reconciliation of these non-GAAP measures to their most directly comparable GAAP measure are included in the earnings release. 2

IMMEDIATE AREAS OF EMPHASIS 3 Creating a culture of safety The 5 R’s: the Right product to the Right store at the Right time in the Right quantity with the Right inventory Reduce shrink and manage scrap Improve the customer shopping experience

IMPROVE THE CUSTOMER SHOPPING EXPERIENCE  Phase 1: Upgrades to 25 store facilities and to the allocation and replenishment processes in order to enhance quality and in-stock levels for high volume SKUs  Phase 2: Increase overall customer awareness and traffic through a comprehensive & cost-effective marketing campaign  San Diego stores have continued to outperform the overall chain  FY2017 Q3 total market sales increase of 10.3%, significantly outperforming the chain-wide average  Recently expanded the refresh initiative to the Phoenix market 4 Next Steps Results San Diego Market Refresh

IMPROVE THE CUSTOMER SHOPPING EXPERIENCE BEFORE:  Overview and Objectives:  Physical clean-up and facility upgrades to 28 stores  Raise overall customer awareness and traffic through a multi-media marketing campaign New Initiatives Include:  Modify store layout and space planning techniques to increase SKU’s & drive higher traffic and ticket size  TV commercials featuring “Do the 99” theme  AFTER:  Significant reduction in capital expenditures compared to San Diego:  Reduced scope and quicker conversion speed  Lower average age of stores necessitated fewer physical changes  Test and apply learnings to the rest of the enterprise 5 Next Steps Early Results Phoenix Market Refresh

IMPROVE THE CUSTOMER SHOPPING EXPERIENCE  Q1 FY17 – Sales of bananas, a high velocity SKU, increased significantly in San Diego as a result of improved quality supplied by our third party produce distributors Q2 FY17 – Expanded partnership with produce distributors to 240 stores across Southern California and expanded to other high-volume SKUs Q3 FY17 – Extended utilization of produce distributors to nearly all stores in California, Arizona and Nevada, and expanded program to include approximately 40 perishable SKUs in select locations Results of Initiatives:     Improved assortment and quality of fresh produce  Better product margin achieved through improved economies of scale with our suppliers 6 Ultimate goal is to test, learn from results, then refine and apply learnings to the rest of the enterprise Spotlight on: Perishables Initiative

REDUCE SHRINK AND MANAGE SCRAP    Implement store perpetual inventory system (Store Inventory Module, or “SIM”) Enhance in-house loss prevention team Continue testing and gauging the effectiveness of key in-store processes underlying store inventory management  Store Inventory Module (“SIM”)    Automated system installed in 113 stores as of December 9, 2016 Beginning to gain access to a critical mass of SKU-level data Expect to complete SIM implementation in all stores by the end of the first quarter of fiscal 2018  Loss Prevention Team    Increased the number of in-store security guards Heightened video surveillance Successfully identified and addressed individual employees who were improperly following scanning or cash handling policies 7 Recent Updates Current Initiatives

THE 5 R’S  Achieved significant inventory reductions over the past year, with a total inventory reduction of nearly $78 million compared to the third quarter of fiscal 2016  Inventory reduction has resulted in rationalizing our warehouse footprint during fiscal 2017:   Exited 2 warehouse facilities in Q1 2017 Completed the sale of an owned facility in Southern California in Q2 2017 for $29 million, and expect to fully exit the warehouse by early fiscal 2018 Expect to operate in five warehouse/distribution facilities by early fiscal 2018   Remain disciplined in managing inventory at the appropriate levels across stores and distribution centers, including normalized safety stock levels 8 Right Inventory

THE 5 R’S (CONTINUED)  Halloween was the first holiday the Company implemented a uniform merchandising strategy  No re-packed products from prior years  Also the first holiday to utilize a calibrated replenishment process that better matched in-stock levels with sales activity and customer demand  Quality and variety of Halloween merchandise significantly improved High sell-through rates and a solid lift in gross margin Early sales results for Harvest and Christmas are encouraging Merchandise assortment and replenishment strategies will be refined and replicated for future sales events    9 Results & Next Steps Right Store, Right Time, Right Quantity Right Product

CREATING A CULTURE OF SAFETY     Dedicated leadership team to spearhead key safety initiatives Comprehensive store manager training, including “safety first” messaging and communication Engaged third party risk management providers to support best practice claims management Expanded safety initiatives from the pilot to all stores and warehouses across the chain   Of our four areas of emphasis, the safety initiative is running furthest ahead relative to the plan The momentum in implementing a culture of safety has reduced the amount of workers’ compensation claims Year to Date Results:   Approximately 20% reduction in claims across the company 10 Recent Updates Current Initiatives

EXPANSION ACTIVITY Opened four new stores in diverse markets:      Q1 FY17 - West Covina (Los Angeles County) Q2 FY17 - Los Banos (Merced County) Q2 FY 17 - Chula Vista (San Diego County) Q2 FY 17 - Apple Valley (San Bernardino County) Opening one new store in the fourth quarter of fiscal 2017 located in Palm Springs, California  Since its grand opening on June 28, 2016, Chula Vista continues to be a top performer in the overall chain Store features include expanded refrigeration and enhanced merchandise assortment  11 Spotlight On: Chula Vista Fiscal 2017 Year-to-Date

Q3 FINANCIAL REVIEW

SALES BRIDGE-FY17 Q3 VS. FY16 Q3



First major Holiday utilizing a uniform merchandising strategy without repacked merchandise
$1.4
$7.6
$5.5
$491.5
$5.2
$0.7
$500.1
Primarily driven by higher fresh category sales as a result of improved product quality and in-stock levels
($M)
FY16 Q3 Sales
New / Non-Comp Stores
Improvement in Comp Sales
Seasonal Comp Improvement
Lower Milk & Eggs Sales
Bargain Wholesale
FY17 Q3 Sales

Note:
FY17 Q2 sales were impacted by a $12.4M improvement in comp sales (versus previously stated impact of $9.0M); FY17 Q2 sales were impacted by ($4.0M) due to lower milk & eggs sales (versus previously stated impact of ($0.6M))

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GROSS MARGIN BRIDGE-FY17 Q3 VS. FY16 Q3 29.0% 0.09% 0.40% FY16 Q3 Gross Margin Shrink & Scrap Product Margin Distribution & Transportation Other Misc. FY17 Q3 Gross Margin 14 0.73% 1.01% 26.8%

ADJUSTED EBITDA BRIDGE-FY17 Q3 VS. FY16 Q3



Driven by ~100 bps improvement in shrink and scrap
Driven by CA minimum wage increase
Anniversary of $3.66M add-back in Q3 FY16 pertaining to one-time promotions to clear excess inventory
~70 bps improvement, primarily due to lower inbound expenses
$5.1
$3.4
$3.8
$4.5
$1.6
$4.8
$1.0
$4.0
$8.6
($M)
FY16 Q3 Adjusted EBITDA
Earnings from Net Sales Increase
Change in Product Margin
Shrink, Scrap & Misc. COGs
Distribution & Transportation
Store Labor
Store Occupancy
Corporate & Other Store Exp.
FY17 Q3 Adjusted EBITDA

Note: Adjusted EBITDA excludes impact of non-cash, one-time and non-recurring items

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BALANCE SHEET ITEMS ($M) Oct-15 Oct-16 16 Significantly improved year-over-year liquidity position Borrowings Under Revolver $80 $70 $60 $50 $40 $30 $20 $10 – Balance as of Quarter Ended ($M)15-Oct 16-Jan 16-Apr 16-Jul 16-Oct Inventory$266$197$167$176$188 AP$99$79$75$105$88 Revolver Cash$76$48$40$21$42 Borrowings

CAPITAL EXPENDITURES *Guidance excludes spend associated with the rebuild of one store in the Los Angeles area that was impacted by a fire earlier in the year. The Company expects the majority of the capex spend associated with the rebuild to be recovered through insurance reimbursements. 17 Higher forecasted spend primarily due to the expansion of store refresh initiative in Phoenix, an option to purchase a piece of real estate and spend on store signage and repair & maintenance FY17 FY17 ($M) Q3 Q3 YTD FY17 Guidance* Low High New and Existing Stores $7.4 $24.2 IT & Supply Chain Maintenance 3.9 11.1 $30.0 $32.0 15.0 15.0 Total Capex $11.3 $35.3 $45.0 $47.0

FY17 OUTLOOK 18 Expect to open 5 new stores Capital expenditures in the range of $45 to $47 million (excludes anticipated spend associated with a store rebuild as a result of a fire, which the Company expects will be recovered through insurance reimbursements) Substantial year-over-year increase in Adjusted EBITDA, and a substantial decrease in net loss over the same period Positive same-store sales for fiscal 2017